THIS LEASE AGREEMENT, made this 22nd day of June, 1998, by and between DIVERSIFIED HOLDINGS XIX, INC., a Nevada corporation, Grantor herein referred to as "Landlord", whose address is 2689 West 400 South, Suite 300, Salt Lake City, Utah 84101, ad T AND S ASSOCIATES, a Virginia limited partnership, Grantee, herein referred to as "Tenant", whose address is 508 Indian River Road, Norfolk, Virginia 23523.

                                   WITNESSETH:

                  WHEREAS, Diversified Holdings XIX, Inc., is the sole owner of the following described real estate, to-wit:

                    See Schedule A attached (the "Premises")

                  WHEREAS, T AND S Associates desires to lease the premises for th purpose of conducting its business as a manufacturer of various products and commodities, including a soil amendment product manufactured from certain construction and demolition material;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties hereby agree as follows:

                       DESCRIPTION OF THE LEASED PREMISES

                  Landlord agrees to lease and Tenant agrees to rent the Premises.

                                 TERMS OF LEASE
                  Tenant agrees to lease the above described premises for a period of twelve (12) months commencing on the 1st day of August, 1998. At the end of such twelve month period the lease shall be renewed for another twelve month period upon the same terms and conditions, unless thirty (30) days prior to the end of such initial twelve month period, Tenant delivers to Landlord by certified mail, a written notice of its intention not to renew its lease.

                       COMMENCEMENT DATE AND IMPROVEMENTS

                  Landlord agrees to lease the Premises in substantially the same condition as exists as of the date of execution of this lease.

                  Landlord has advised Tenant and Tenant acknowledges that it has been informed of the current environmental condition of the premises as set forth in the following reparts:

                  (a)      Level  I and  II,  Environmental  Assessments  of KMC
                           Foods,   Inc.,   Cheriton  Station,   Virginia,   for
                           Northampton County, Project No. 911240, August

                           30, 1991, prepared by Talbot & Associates, Ltd.;

                  (b) Site Characterization Report for Former KMC Foods Plant, Cheriton, Virginia, prepared for: Pemsco Corporation, prepared by Davis Engineering Association, P.C. dated October 1, 1993; and

                  (c) Letter from Robert E. Guarni, Brownfields Technical Coordinator, United States Environmental Protection Agency to Thomas E. Harris, County Administrator, dated December 29, 1997, with Report of Roy F. Weston, Inc. dated December 29, 1997 (TDD No. 9712-01).

                  Tenant may enter upon the Premises and make such repairs, alterations and improvements as may be appropriate for the conduct of its business. Any such improvements shall become the Property of Landlord; provided, however, that any machinery and equipment installed in or upon the Property shall remain the property of Tenant and may be removed by Tenant at the conclusion of this lease.

                                      RENT

                  Tenant agrees to pay to Landlord at 268 West 400 south, Suite 300, Salt Lake City, Utah 84101, the sum of Ten Thousand Dollars ($10,000.00) per month for the lease of the premises, to be due and payable on the 1st day of each moth beginning on the 1st day of August, 1998. Upon execution of this lease by Landlord, Tenant shall pay to Landlord the sum of Twenty Thousand Dollars ($20,000) said sum to cover the first month's rent and the last month's rent to be held as security for the future performance of the lease terms.

                                REAL ESTATE TAXES

                  During the term of this lease, Tenant shall pay all real estate, personal property and business taxes and assessments imposed on the demised real estate by the state, county, or other lawful governmental authority.

                                 USE OF PREMISES

                  The parties expressly agree that this Lease is executed in order that Tenant may conduct a manufacturing business or businesses upon the premises.

                                    SERVICES

                  During the term of this Lease, Tenant shall be responsible for providing heat and electricity to the demised premises.

                             ASSIGNMENT AND SUBLEASE

                  This Lease may not be assigned or transferred, and the premises may not be sublet, either in whole or in part, by Tenant without Landlord's prior written consent, which consent shall not be unreasonably withheld.

                            RIGHT OF ENTRY TO REPAIR

                  Landlord reserves the right for itself, its agents and employees to enter upon the premises at any reasonable time to make repairs, alterations, or improvements; provided, however, that such repairs, alterations, or improvements shall not unreasonably interfere with Tenant's business operations. Such right to enter shall also include the right to enter upon the Premises for the purposes of inspection.

                                    INSURANCE

                  Tenant shall be responsible for insuring its personal property. Tenant shall maintain a comprehensive public liability insurance policy in effect on the Premises and its activities thereon with limits of not less than One Million Dollars ($1,000,000.00) and shall cause the Landlord to be named as an additional insured on such policy. During the term of this lease, Tenant shall also maintain a fire insurance policy on the premises in the amount of One Million Dollars ($1,000,000.00).

                            BANKRUPTCY OR INSOLVENCY

                  It is expressly agreed that if at any time during the term of this lease, Tenant shall be adjudged bankrupt or insolvent by any Federal or State Court of competent jurisdiction, Landlord may, at its option, declare this lease to be terminated and canceled, and may take possession of the demised premises. In the event of the such bankruptcy or insolvency of the Landlord, or in the event the premises are sold, Tenant may elect to terminate this lease, but it will not be required to do so.

                 DAMAGE OR DESTRUCTION BY FIRE OR NATURAL CAUSES

                  If, during the term of this lease, any of the buildings on the demised premises which are in use by Tenant are destroyed by fire, natural causes, or other casualty, or so damaged thereby that they cannot be repaired with reasonable diligence within sixty (60) days, this lease may be terminated by Tenant as of the date of such damage or destruction. However, if said buildings can with reasonable diligence be repaired within sixty (60) days, said buildings shall be, by Landlord, repaired as quickly as is reasonably possible, and this lease shall remain in full force and effect; provided, however, rent shall be abated for any part of said building which is rendered unfit for occupancy for the period that such unfitness continues.

                                      SIGNS

                  Tenant may display signs and shingles advertising its place of business without the prior consent of the Landlord.

                               OPTION TO PURCHASE

                  In further consideration of the sum of One Dollar ($1.00) cash in hand paid, the receipt and sufficiency of which is hereby acknowledged by Landlord, Landlord hereby rants to Tenant, its successors and assigns, the exclusive option to purchase the Premises upon the following terms and conditions:

                  (a) The purchase price for the Premises is Seven Hundred Thousand Dollars ($700,000.00), to which all rental payments shall be applied. Teh balance shall be paid in cash at closing.

                  (b) This option may be exercised at any time from the date of this lease until 5:00 P.M. on the 31st day of July 2000, by written notice sent by certified mail, return receipt requested, to Landlord at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101. Tenant shall not be in default under the terms and provisions of the Lease at the time the option is exercised. In the event of exercise of the option, then the lease shall continue in full force and effect until closing.

                  (c) In further consideration for the sum paid for this option, the owners, herein designated as Landlord, shall not sell, convey, or further encumber the Premises during the period of the option without Tenant's prior written consent; however, this shall not effect the Landlord's right and ability, without Tenant's consent, to refinance existing debt so long as the amount of the new debt does not exceed eighty
                           (80) percent of the amount of the purchase price, reduced by payments made thereon.

                  (d) delivery of the deed and the balance of the purchase price and the possession of the Premises will take place within ten (10) days of all contingencies in the Lease being fulfilled; provided, however, that the closing shall take place no later than the 1st day of September, 2000, with settlement at the law offices of the Tenant's attorney in Northampton County, Virginia. Possession, free and clear of all leases and licenses, shall be given at closing, unless otherwise agreed in writing by the parties.

                           Real estate taxes, and all other assessments  against
                           the  real  estate  shall  be  prorated   between  the
                           Landlord and the Tenant as of the closing date.

                  (e) At Settlement, Landlord shall convey to Tenant good and marketable fee simple title to the Premises by deed of General Warranty containing

                           English Covenants of Title, free of all liens, defects, tenancies, encumbrances and encroachments, except as otherwise indicated herein, and subject only to such restrictions and easements as shall then be of record which do not affect the use of the Premises for Tenant';s intended use or render the title unmarketable. If a defect is found which can be remedied by legal action within a reasonable time, Landlord shall, at Landlord's expense, promptly take such action as is necessary to cure the defect. If Landlord, acting in good faith, is unable to have such defect corrected within sixty (60) days after notice of such defect is given to Landlord, then this Lease may be terminated by Tenant at the expiration of such sixty (60) day period. Tenant may extend the date for Settlement to the extent necessary for Landlord to comply with this paragraph.

                           Landlord agrees to pay the expense of preparing the deed, certificates of nonforeign status and Form 1099-S and the recordation tax applicable to grantors. Landlord shall pay when due all sums due to realtor(s) employed by Landlord in connection with the sale of the Premises.

                           Except as otherwise agreed herein, all other expenses incurred by Tenant in connection with this purchase, including without limitation, surveys, title examination, insurance premiums, recording costs, loan document preparation costs, and fees of Tenant's attorney, shall be borne by Tenant.

                  (f) Landlord warrants that Landlord is the fee simple owner of the Premises and has all necessary authority to sell the Premises. There are no other Leases for sale of options involving the Premises, and no other pary has any right, title of interest in the Premises.

                           Landlord warrants that there are no eminent domain or condemnation proceedings pending against the Premises, and Landlord has o knowledge of such proceedings or of any intentions or plans definite or tentative that such proceedings might be instituted.

                           Landlord warrants that there are no actions or suits in law or equity or proceedings by any governmental agency now pending or, to the knowledge of Landlord, threatened against Landlord in connection with the Premises. In addition, Landlord warrants that there is no outstanding order, writ, injunction or decree of any court or governmental agency affecting the Premises.

                           Landlord warrants that there has bot been made and will not be made, without Tenant's consent, any proffers or other commitments to any stat, county, federal or local governmental or quasi-governmental authority, utility or service company, or any public or private organization or individual relating to the Premises, which would impose any obligation on

                           Tenant, or its assigns, after Settlement, to make any contributions of money or dedications of land, or to construct, install or maintain any improvements of a public or private nature on or off the Premises.

                           Landlord warrants that it has not received any notice from any governmental or private agency with regard to the necessity of remediating the Premises because of the existence of an Hazardous Materials, toxic chemicals or similar substances. This paragraph shall survive closing and shall not merge with the Deed; except as disclosed under section "Commencement Date and Improvements", subsections (a) - (k).

                           Landlord warrants that Landlord know of no materially adverse fact affecting or threatening to affect the Premises which has not been disclosed to Tenant in writing.

                           The representations and warranties of Landlord set forth in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date. Notwithstanding that certain of Landlords representations and warranties may be limited to the extent of actual knowledge by Landlord and/or Landlord's agents of the facts stated therein, it shall be a condition precedent to Tenant's obligation to go to settlement that the facts stated in all such representations and warranties shall be correct as of teh time of the closing.

                  (g) Landlord warrants and represents to Tenant the following matters and agrees to indemnify, defend, and hold harmless the Tenant from any loss or liability therefrom;

                                    (i)     Landlord   has  not   received   any
                                            notices  issued by any  municipal or
                                            other public  authority  with regard
                                            to any work or improvements  done or
                                            ordered by such authority to be done
                                            either  before  or after the date of
                                            this  Lease.  The  Landlord  has  no
                                            reason  to  believe  that  any  such
                                            notice  will be issued  between  the
                                            date hereof and the closing date.

                                    (ii)    Landlord is the sole holder of legal
                                            title to the  Premises in fee simple
                                            and the  Premises  is not subject to
                                            any  outstanding  lease  or  to  any
                                            other  estate or to any  outstanding
                                            option, lease, or agreement of sale.
                                            Landlord  has  the  full  power  and
                                            authority to execute,  deliver,  and
                                            perform  under  this  Lease  and all
                                            agreements and documents referred to
                                            herein.

                                    (iii)  There is no  condemnation  proceeding
                                           pending with regard
                                            to any portion of the  Premises  and
                                            the  Landlord  does  not  know of or
                                            have reason to know of any  proposed
                                            condemnation proceedings with regard
                                            to any protion of the Premises.

                                    (iv)    To the best of Landlord's  knowledge
                                            and  belief,  the  Premises  in  not
                                            subject   to  any   "Superfund"   or
                                            similar  lien  or any  claim  by any
                                            government   regulatory   agency  or
                                            third party  relating to the release
                                            or   threatened   release   of   any
                                            hazardous   or   toxic    substance,
                                            material, or waste.

                                  CONTINGENCIES

                  This Lease is contingent upon the following:

                  1.       No  restrictions  on  the  real  estate   prohibiting
                           Tenant's aforesaid use of the real estate for the manufacturing or certain commodities by Tenant.

                  2. No existing easements, covenants, restrictions or rights in the real estate prohibiting or interfering with Tenant's aforesaid intended use of the real estate.

                  3. Tenant obtaining from Northampton County approval for the use of the Premises as aforesaid.

                           Landlord  agrees  to  cooperate  with  Tenant  on any
                  applications required to obtain the Northampton County approval outlined above, but all costs of same shall be the Tenant's sole responsibility. Landlord shall sign any applications and such other documents as may be necessary for the successful approval of the subject real estate for its intended use as outlined above.

                           Tenant  may void this Lease if any one or more of the
                  above contingencies and/or conditions set forth herein are not fulfilled to Tenant's satisfaction. If voided by Tenant due to the failure of any contingency, and deposits shall be returned to the Tenant.

                           Prior  to  the  closing,   the  Tenant  and  Tenant's
                  designated agents and employees shall have full access to the Premises for the purpose of making engineering, topographical and such additional studies as Tenant deems appropriate. Tenant shall not undertake any studies which damage the Prmises.

                           Landlord  agrees to provide  to  Tenant,  at no cost,
                  within five (5) days after Landlord's acceptance of this Lease, any surveys, environmental assessment information, soil studies, and other agreements affecting the Premises.

                                 BINDING EFFECT

                           The   parties,   having  read  and   understood   the
                  provisions of this lease, agree for themselves, their hers, administrators, personal representatives, executors, and assigns to be bound thereby.

                           In Witness  Whereof,  the parties have  executed this
                  lease on the ___ day of ______________ , 1998.


                                             DIVERSIFIED HOLDINGS XIX, INC.


                                             By:     /s/ Richard Surber
                                             Its:          President


                                             T AND S ASSOCIATES


                                             By:        G.Elliott Schaubach, Jr.
                                             Its:    General Partner